EXHIBIT 16.1

June 6, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Commissioners:

We have read the statements made by Starguide Group Inc (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Starguide Group Inc. dated June 8, 2023. We agree with the statements concerning our firm in such Form 8-K.

Sincerely,

/s/ MICHAEL GILLESPIE & ASSOCIATES, PLLC